Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-3 of PJT Partners Inc. of our report dated March 30, 2018, relating to the consolidated financial statements of CamberView Partners, LLC, and subsidiaries, which appear in the Current Report on Form 8-K/A of PJT Partners Inc. filed on November 21, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Francisco, California

November 21, 2018